Exhibit 99.2

September 30, 2025

AAR announces pricing of public offering of 3,000,000 shares of common stock

Wood Dale, Illinois — AAR CORP. (“AAR” or the “Company”) (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, announced today the pricing of an underwritten registered public offering of 3,000,000 shares of its common stock at a public offering price of $83.00 per share. The underwriters have a 30-day option to purchase up to an additional 450,000 shares from the Company at the public offering price. The Company estimates that the net proceeds from the offering, after deducting the underwriting discounts and commissions, will be approximately $239.0 million, or $274.9 million if the underwriters exercise their option to purchase additional shares in full. The shares are expected to be delivered on or about October 2, 2025, subject to customary closing conditions.

The Company intends to use the net proceeds of the offering to repay outstanding borrowings under its unsecured revolving credit facility and for general corporate purposes, which may include funding future acquisitions.

Goldman Sachs & Co. LLC, Jefferies and RBC Capital Markets are acting as joint lead book-running managers for the offering. BofA Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC are also joint book-running managers for the offering. The Benchmark Company, LLC, CIBC Capital Markets, KeyBanc Capital Markets Inc., PNC Capital Markets LLC, Samuel A. Ramirez & Company, Inc. and William Blair & Company, L.L.C. are co-managers for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed by the Company with the Securities and Exchange Commission (the “SEC”) and became automatically effective upon filing on July 19, 2023. The offering is being made only by means of a prospectus supplement and the accompanying base prospectus. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC by the Company and is available on the SEC’s website located at www.sec.gov, and a final prospectus supplement describing the terms of the offering will be filed with the SEC by the Company and will be available on the SEC’s website. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by phone at (866) 471-2526, by at facsimile: (212) 902-9316 or by email at prospectus-ny@ny.email.gs.com; Jefferies LLC, at Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; or RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services.

This press release contains certain statements relating to future events or results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including, but not limited to, statements related to the offering and intended use of proceeds from the offering.

Forward-looking statements often address our expected future operating and financial performance and financial condition, or targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated.

For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, Part I, “Item 1A, Risk Factors” and our other filings filed from time to time with the U.S Securities and Exchange Commission. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in these reports are not the only risks we face, as additional risks and uncertainties are not currently known or foreseeable or impossible to predict accurately or risks that are beyond the Company’s control or deemed immaterial may materially adversely affect our business, financial condition or results of operations in future periods. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Contact:
Investor Relations

+1-630-227-5830

investors@aarcorp.com